Exhibit 21.1

Present Subsidiaries

Entity Name:	State or Jurisdiction Of Incorporation	Percentage of Voting Securities Owned
Teradyne (Asia) Pte., Ltd.	Singapore	100%*
Teradyne Canada Limited	Canada	100%
Teradyne de Costa Rica S.R.L.	Costa Rica	100%
Teradyne GmbH	Germany	100%*
Teradyne Holdings Denmark ApS	Denmark	100%*
Teradyne International Holdings B.V.	The Netherlands	100%
Teradyne International UK Holdings Ltd.	United Kingdom	100%*
Teradyne Israel Limited	Israel	100%*
Teradyne Italia SrL	Italy	100%*
Teradyne K.K.	Japan	100%
Teradyne Korea Ltd.	Korea	100%*
Teradyne Limited	United Kingdom	100%*
Teradyne Malaysia Sdn. Bhd.	Malaysia	100%*
Teradyne (New Zealand) Holdings Ltd.	New Zealand	100%*
Teradyne Philippines Limited	Delaware	100%
Teradyne SAS	France	100%
Teradyne (Shanghai) Co., Ltd	Peoples Republic of China	100%*
Teradyne Taiwan LLC	Delaware	100%*
Teradyne Thailand Limited.	Delaware	100%
GenRad, LLC	Delaware	100%
Herco Technology Corp.	California	100%
P.L.S.T., Inc. (f/k/a Perception Laminates, Inc.)	California	100%
Eagle Test Systems, Inc.	Delaware	100%
Nextest Systems Corporation	Delaware	100%
Lemsys SA	Switzerland	100%*
LitePoint Corporation	Delaware	100%
LitePoint Europe A/S	Denmark	100%*
LitePoint Technology Limited	Hong Kong	100%*
LitePoint Technology (Shanghai) Company Ltd.	Peoples Republic of China	100%*
LitePoint Vietnam Limited	Socialist Republic of Vietnam	100%*
Mobile Industrial Robots, Inc.	Delaware	100%*
Teradyne Robotics, Inc. (f/k/a MiR Global, Inc.)	Delaware	100%*
MiR Robots (Shanghai) Co. Ltd.	Peoples Republic of China	100%*
Teradyne Robotics A/S (successor to merger between Universal Robots A/S and Mobile Industrial Robots A/S)	Denmark	100%*
Universal Robots (India) Pte. Ltd.	India	100%*
Universal Robots (Shanghai) Co. Ltd.	Peoples Republic of China	100%*
Universal Robots (USA), Inc.	Delaware	100%*
Teradyne Robotics Canada Inc.	Canada	100%*
Teradyne Robotics Denmark ApS	Denmark	100%*
Teradyne Robotics (Germany) GmbH	Germany	100%*
Teradyne Robotics (Spain) S.L.	Spain	100%*
Universal Robots Mexico S.A. de C.V.	Mexico	100%*
Universal Robots (UK) Ltd	United Kingdom	100%*
UR Technology (Shanghai) Co. Ltd.	People Republic of China	100%*
Quantifi Photonics Limited	New Zealand	100%*
Quantifi Photonics (Thailand) Ltd.	Thailand	100%*
Smartest Electronics Co., Limited	Hong Kong	100%*
Quantifi Photonics USA Inc.	Delaware	100%*

* Indirect subsidiaries whose voting securities are 100% controlled by Teradyne, Inc.